Exhibit 10.2

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”), made as of the 20th day of November, 2006, is by and among Constellation Energy Partners Management, LLC, a Delaware limited liability company (“CEPM”), and Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”).

WHEREAS, subject to the terms hereof, the Company desires to engage CEPM, and CEPM desires to be engaged, to provide or cause to be provided the services described herein relating to the management of the Company’s business.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and together, the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. Capitalized terms used, but not defined herein, shall have the meanings given them in the LLC Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquisition” means any acquisition or series of acquisitions by the Company or any of its subsidiaries of (i) all or substantially all of the interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise); or (ii) any oil or natural gas properties or interests, including any related assets, acquired after the date of this Agreement.

“Acquisition Information” means any and all information provided by or on behalf of CEPM to the Company in the performance of the Services relating to potential Acquisitions.

“Acquisition Services” means those Optional Services in respect of potential and consummated Acquisitions.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement, as it may be amended from time to time.

“Applicable Time” means the period commencing on the date of this Agreement and ending on the later of (i) December 31, 2007 and (ii) the end of the Consolidation Period.

“Board” means the Company’s Board of Managers.

“Business Day” means any day that is not a Saturday, Sunday or day on which banks are authorized by law to close in the States of Maryland or Texas.

“CEPM Expenses” has the meaning given that term in Section 4.1.

“Closing Date” means the date of the closing of the initial public offering, pursuant to the Prospectus, of common units representing Class B limited liability company interests in the Company.

“Company” has the meaning set forth in the above preamble.

“Confidential Information” means all information (i) furnished to CEPM or its representatives by or on behalf of the Company or (ii) prepared by or at the direction of the Company (in each case irrespective of the form of communication and whether such information is furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by CEPM or its representatives containing or based in whole or in part on any such furnished information.

“Conflicts Committee” has the meaning given such term in the LLC Agreement.

“Consolidation Period” means that period that commences on the date of this Agreement and ends on the first date as of which the Company and its consolidated subsidiaries cease to be consolidated with Constellation and its consolidated subsidiaries for US GAAP purposes.

“Constellation” means Constellation Energy Group, Inc.

“Exclusive Services” means those Services described in Exhibit A under the caption “Exclusive Services.”

“Governmental Authority” has the meaning given such term in the LLC Agreement.

“LLC Agreement” means the Second Amended and Restated Operating Agreement of the Company, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the LLC Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement only if it has received the approval that would be required pursuant to Section 9.10 hereof if such amendment or modification were an amendment or modification of this Agreement.

“Optional Services” means those Services described in Exhibit A under the caption “Optional Services.”

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Proceedings” means all proceedings, actions, claims, suits and notices of investigations by or before any arbitrator or Governmental Authority.

“Properties” means the oil and gas properties now owned or hereafter acquired by the Company, including oil and gas leases, mineral interests, royalty interests, overriding royalty interests, pipelines, flow lines, gathering lines, gathering systems, compressors, dehydration units, separators, meters, injection facilities, salt water disposal wells and facilities, plants, wells, downhole and surface equipment, fixtures, improvements, easements, rights-of-way, surface leases, licenses, permits and other surface rights, and other real or personal property appurtenant thereto or used in conjunction therewith.

“Prospectus” means the final prospectus, dated November 15, 2006, relating to the initial public offering of common units representing Class B limited liability company interests in the Company, as filed with Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

“Requested Services” means those Services described in Exhibit A under the caption “Requested Services.”

“Services” means the services and items provided (or to be provided) by or on behalf of CEPM pursuant to this Agreement.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.

“Taxes” means (i) all taxes, assessments, charges, duties, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code section 59A), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority, penalties and interest, but excluding any and all taxes based on net income, net worth, capital or profit; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of a consolidated, affiliated, unitary, combined, or similar group with any other corporation or entity at any time on or prior to the Closing Date; and (iii) any liability for the payment of any amount of the type described in the preceding clauses (i) or (ii) whether as a result of contractual obligations to any other Person or operation of law.

“Third Party” means any Person other than the Company or CEPM, or any of their respective Affiliates, or any respective member of the Company or CEPM.

“US GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

1.2 Other Definitions. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings in the oil and gas industry are used herein in accordance with such recognized meanings.

1.3 Construction. As used in this Agreement, unless expressly stated otherwise, references to “includes” and its derivatives mean “includes, but is not limited to,” and corresponding derivative expressions. Unless otherwise specified, all references in this Agreement to “Sections” and “Exhibits” are references to the corresponding sections in and exhibits attached to this Agreement; all such exhibits are incorporated herein by reference.

ARTICLE II

PROVISION OF SERVICES

2.1 Exclusive Services. During the Applicable Time, CEPM shall provide, or, with the approval of the Board, cause another Person or Persons to provide, the Exclusive Services to the Company. The Company covenants that, during the Applicable Time, it will use the Exclusive Services provided by or on behalf of CEPM, and will refrain from employing, engaging or using any other Person to perform such services without the prior written consent of CEPM.

2.2 Requested Services. CEPM shall, upon the Company’s request, provide or, with the approval of the Board, cause another Person or Persons to provide, any Requested Services in the manner so requested and at the direction of the Company.

2.3 Optional Services. CEPM may, but shall not be obligated to, provide or, with the approval of the Board, cause another Person or Persons to provide, Optional Services, including Acquisition Services, upon the request of the Company in the manner so requested and at the direction of the Company.

2.4 CEPM Information. It is contemplated by the Parties that, during the term of this Agreement, the Company will be required to provide certain notices, information and data necessary for CEPM to perform the Services and its obligations under this Agreement. CEPM shall be permitted to rely on any information or data provided by the Company to CEPM in connection with the performance of its duties and provision of Services under this Agreement, except to the extent that CEPM has actual knowledge that such information or data is inaccurate or incomplete.

ARTICLE III

STANDARD OF CARE

3.1 Standard of Care. CEPM shall perform the Services in a good faith manner, with that degree of care, diligence and skill that a reasonably prudent advisor or manager, as the case may be, would exercise in comparable circumstances, and in compliance with applicable laws, regulations, contracts, leases, orders, security instruments and other agreements to which the Company is a party or by which the Company or any of its Properties are bound.

3.2 Procurement of Goods and Services. To the extent that CEPM is permitted to arrange for contracts with Third Parties for goods and services in connection with the provision of the Services, CEPM shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished, and (ii) to obtain from such Third Parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

3.3 Protection from Liens. In the course of providing the Services, CEPM shall not permit any liens, encumbrances or charges upon any of the Properties arising from the provision of Services or materials under this Agreement except as approved, or consented to, by the Company.

3.4 Commingling of Assets. To the extent CEPM shall have charge or possession of any of the Company’s assets in connection with the provision of the Services, CEPM shall separately maintain, and not commingle, the assets of the Company with those of CEPM or any other Person.

3.5 Insurance. CEPM shall obtain and maintain during the term of this Agreement, from insurers who are reliable and acceptable to the Company and authorized to do business in the state or states or jurisdictions in which Services are to be performed by CEPM, insurance coverages in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice. CEPM agrees upon the Company’s request from time to time or at any time to provide the Company with certificates of insurance evidencing such insurance coverage and, upon request of the Company, shall furnish copies of such policies. Except with respect to workers’ compensation coverage, the policies shall name the Company as an additional insured and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against the Company. The policies shall provide that they will not be cancelled or reduced without giving the Company at least 30 days’ prior written notice of such cancellation or reduction.

3.6 Third-Party Intellectual Property. If CEPM uses or licenses intellectual property owned by Third Parties in the performance of the Services, CEPM shall obtain and maintain any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

3.7 Competition. Subject to ARTICLE VI, each of CEPM, Constellation and their respective Affiliates is and shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Company and its Affiliates.

ARTICLE IV

CEPM REIMBURSEMENT; CONTINUING OBLIGATIONS

4.1 CEPM Expenditures. On or before the 45th day following each calendar quarter during the term hereof, the Company shall pay CEPM, in the manner provided in Section 4.3, with respect to any Services provided by CEPM hereunder during such calendar quarter, the general, administrative and similar allocable overhead costs, as well as any costs of services or goods purchased from Third Parties, incurred by CEPM in the performance of such Services (the “CEPM Expenses”). The CEPM Expenses shall be charged to the Company without mark-up, interest or other profit to CEPM or its Affiliates. Should CEPM commence providing Acquisition Services with respect to a particular project, the Company shall reimburse CEPM for all CEPM Expenses incurred in connection with such Acquisition Services to the extent related to such project regardless of whether the Company completes such project acquisition.

4.2 Reporting. On or before the 15th day following each calendar quarter during the term hereunder, CEPM shall provide the Company with an invoice for the aggregate CEPM Expenses relating to such calendar quarter. CEPM’s invoice therefor shall also provide reasonably detailed documentation supporting such CEPM Expenses.

4.3 Manner of Payment. All payments required under this ARTICLE IV shall be made by wire of immediately available funds or check as follows:

If by wire:

Such account information to be provided by CEPM

If by check:

Constellation Energy Partners Management, LLC

111 Market Place

Baltimore, Maryland 21202

Attn: Treasury Department

4.4 Taxes. The Company shall be responsible for all applicable Taxes levied on items, goods or services that are sold, purchased or obtained pursuant to this Agreement, including the Services.

4.5 Disputed Charges. THE COMPANY MAY, WITHIN 120 DAYS AFTER RECEIPT OF A CHARGE FROM CEPM, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY CEPM IN CONNECTION WITH THE SERVICES. THE COMPANY SHALL NEVERTHELESS PAY CEPM IN FULL WHEN DUE THE FULL INVOICED AMOUNT. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE COMPANY TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY CEPM IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY CEPM TO THE COMPANY TOGETHER WITH INTEREST THEREON AT THE LESSER OF THE PRIME RATE PER ANNUM ESTABLISHED BY CITIBANK, NA AS IN EFFECT ON THE DATE OF THIS AGREEMENT OR THE MAXIMUM LAWFUL RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE COMPANY TO THE DATE OF REFUND BY CEPM.

ARTICLE V

INDEMNIFICATION; LIMITATIONS

5.1 Indemnification by CEPM. CEPM hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS the Company and its officers, managers, members, partners, directors, employees, agents and Affiliates (collectively, the “Company Indemnitees”) from any and all threatened or actual claims, demands, causes of action, suits, proceedings, losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys’ fees and court costs (collectively, “Liabilities”), sustained by, incurred by, arising in favor of or asserted by any Third Parties, employees, agents and representatives of CEPM, or any contractors or subcontractors of CEPM, in any way relating to the performance of Services hereunder (including any claims for personal injury, property loss or damage, bodily injury, illness or death), excluding, in all cases, Company Claims.

5.2 Indemnification by the Company. The Company hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS CEPM and its officers, managers, members, partners, directors, employees, agents and Affiliates (collectively, the “CEPM Indemnitees”) from any and all threatened and actual Liabilities sustained by, incurred by, arising in favor of or asserted by any Third Parties, employees, agents and representatives of the Company, or any contractors or subcontractors of the Company, in any way relating to the Company’s gross negligence, willful misconduct, breach of this Agreement or violation of applicable law (each, a “Company Claim”).

5.3 Negligence; Strict Liability. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5.1 AND 5.2, THE DEFENSE AND INDEMNITY OBLIGATIONS IN SECTIONS 5.1 AND 5.2 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR ANY PRE-EXISTING DEFECT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL IN NO WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT. BOTH PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE ‘EXPRESS NEGLIGENCE RULE’ TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS ARTICLE HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

5.4 Exclusion of Damages; Disclaimers.

(a) NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT.

(b) CEPM DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR THE COMPANY, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER CEPM KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE COMPANY, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO THE COMPANY, THE COMPANY IS ENTITLED TO CAUSE CEPM TO RELY ON AND TO ENFORCE SUCH WARRANTY. NOTHING IN THIS SECTION 5.4(b) SHALL LIMIT THE STANDARD OF CARE REQUIRED OF CEPM HEREUNDER PURSUANT TO SECTION 3.1.

5.5 Survival. The provisions of this ARTICLE V shall survive the termination of this Agreement.

ARTICLE VI

CONFIDENTIALITY

6.1 Confidential Information.

(a) Non-disclosure. CEPM shall maintain the confidentiality of all Confidential Information; provided, however, that CEPM may disclose such Confidential Information (i) to Constellation Energy Commodities Group, Inc. to the extent deemed by CEPM to be reasonably necessary or desirable to enable it to perform the Services; (ii) in any judicial or alternative dispute resolution Proceeding to resolve disputes between CEPM and the Company arising hereunder; (iii) to the extent disclosure is legally required under applicable laws (including applicable securities and tax laws) or any agreement to which CEPM is a party or by which it is bound; provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, CEPM shall, if requested by the Company, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (iv) to CEPM’s existing or potential lenders, investors, joint interest owners, purchasers or other parties with whom CEPM may enter into contractual relationships, to the extent deemed by CEPM to be reasonably necessary or desirable to enable it to perform the Services; provided, however, that CEPM shall require such Third Parties to agree to maintain the confidentiality of the Confidential Information so disclosed; (v) if authorized by the Company; and (vi) to the extent such Confidential Information becomes publicly available other than through a breach by CEPM of its obligation arising under this Section 6.1(a). CEPM acknowledges and agrees that the Confidential Information is being furnished to CEPM for the sole and exclusive purpose of enabling it to perform the Services, and the Confidential Information may not be used by it for any other purpose.

(b) Remedies and Enforcement. CEPM acknowledges and agrees that a breach by it of its obligations under this ARTICLE VI would cause irreparable harm to the Company and that monetary damages would not be adequate to compensate the Company. Accordingly, CEPM agrees that the Company shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by CEPM, without the necessity of posting bond or other security. The Company’s right to equitable relief shall be in addition to other rights and remedies available to the Company, for monetary damages or otherwise.

6.2 Acquisition Information.

(a) Non-disclosure. Except as provided in Section 6.2(b), the Company shall maintain the confidentiality of all Acquisition Information. The Company acknowledges and agrees that the Acquisition Information is being furnished to the Company for the sole and exclusive purpose of enabling it to make Acquisitions, and the Acquisition Information may not be used by it for any other purpose.

(b) Exceptions. The Company may disclose such Acquisition Information (i) to third party advisors of the Company to the extent deemed by the Company to be reasonably necessary or desirable to enable it to evaluate or consummate an Acquisition; (ii) in any judicial or alternative dispute resolution Proceeding to resolve disputes between the Company and CEPM arising hereunder; (iii) to the extent disclosure is legally required under applicable laws (including applicable securities and tax laws) or any agreement to which the Company is a party or by which it is bound; provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, the Company shall, if requested by CEPM, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (iv) to the Company’s existing or potential lenders, investors, joint interest owners, purchasers or other parties with whom the Company may enter into contractual relationships, to the extent deemed by the Company to be reasonably necessary or desirable to enable it to evaluate or consummate the related Acquisition; provided, however, that the Company shall require such Person to agree to maintain the confidentiality of the Acquisition Information so disclosed; (v) if authorized by CEPM; and (vi) to the extent such Acquisition Information becomes publicly available other than through a breach by the Company of its obligation arising under Section 6.2(a).

(c) Remedies and Enforcement. The Company acknowledges and agrees that a breach by it of its obligations under this ARTICLE VI would cause irreparable harm to CEPM and that monetary damages would not be adequate to compensate CEPM. Accordingly, the Company agrees that CEPM shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by the Company, without the necessity of posting bond or other security. CEPM’s right to equitable relief shall be in addition to other rights and remedies available to CEPM, for monetary damages or otherwise.

6.3 Survival. The provisions of this ARTICLE VI shall survive the termination of this Agreement.

ARTICLE VII

TERM AND TERMINATION

7.1 Term.

(a) Unless sooner terminated in accordance with the provisions of Section 7.1(b), this Agreement shall remain in force and effect through December 31, 2007 (the “Initial Term”), and shall thereafter continue on a year-to-year basis.

(b) Notwithstanding anything stated herein to the contrary, this Agreement may be terminated by either Party at any time prior to the expiration of the Initial Term, or, as the case may be, prior to the expiration of any applicable annual term thereafter, upon any of the following:

(i) six months’ notice to the other Party; provided, however, that the no Party may terminate this Agreement pursuant to this Section 7.1(b)(i) prior to December 31, 2007 other than in accordance with Section 7.1(b)(ii) or Section 7.1(b)(iii);

(ii) by CEPM upon the Company’s material breach of this Agreement, if such (a) breach is not remedied within 60 days (or 30 days in the event of material breach arising out of a failure to make payment hereunder) after the Company’s receipt of written notice thereof, or such longer period as is reasonably required to cure such breach, provided that the Company commences to cure such breach within the applicable period and proceeds with due diligence to cure such breach and (b) such breach is continuing at the time notice of termination is delivered to the Company; or

(iii) by the Company upon CEPM’s material breach of this Agreement, if (a) such breach is not remedied within 60 days after CEPM’s receipt of the Company’s written notice thereof, or such longer period as is reasonably required to cure such breach, provided that CEPM commences to cure such breach within such 60-day period and proceeds with due diligence to cure such breach and (b) such breach is continuing at the time notice of termination is delivered to CEPM.

7.2 Survival. The provisions of ARTICLE IV (with respect to unpaid amounts due hereunder), Section 4.5, ARTICLE V, ARTICLE VI and ARTICLE VIII shall survive any termination of this Agreement.

ARTICLE VIII

AUDIT RIGHTS

At any time during the term of this Agreement and for one year thereafter, the Company shall have the right to review and, at the Company’s expense, to copy the books and records maintained by CEPM relating to the Services. In addition, to the extent necessary to verify the performance by CEPM of its obligations under this Agreement, the Company shall have the right, at the Company’s expense, to audit, examine and make copies of or extracts from the books and records of CEPM (the “Audit Right”). The Company may exercise the Audit Right through such auditors as the Company may determine in its sole discretion. The Company shall (i) exercise the Audit Right only upon reasonable written notice to CEPM and during normal business hours and (ii) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to CEPM.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Notices. All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. registered or certified mail, return receipt requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) on the date of delivery if delivered personally or by facsimile, (ii) on the third Business Day following the date of mailing if mailed by U.S. registered or certified mail, return receipt requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

If to CEPM:

Constellation Energy Partners Management, LLC

Attn: Legal Department

111 Market Place

Baltimore, Maryland 21202

Telephone: (410) 468-3500

Fax: (410) 468-3499

If to the Company:

Constellation Energy Partners LLC

Attn: Legal Department

111 Market Place

Baltimore, Maryland 21202

Telephone: (410) 468-3500

Fax: (410) 468-3499

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

9.2 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the non-exclusive jurisdiction of the federal courts in the State of New York and to venue in New York, New York.

9.3 Entire Agreement. This Agreement is the entire Agreement of the Parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof, and this Agreement supersedes and replaces any such prior agreements, representations or warranties.

9.4 Jointly Drafted. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by both of the Parties, and shall not be construed against either Party on the basis of that Party’s role in drafting this Agreement.

9.5 Further Assurances. In connection with this Agreement, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement.

9.6 Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.7 No Third-Party Beneficiaries. Nothing in this Agreement (except as specifically provided in ARTICLE V) shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract.

9.8 Relationship of the Parties. Nothing in this Agreement shall be construed to create a partnership or joint venture or give rise to any fiduciary or similar relationship of any kind.

9.9 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

9.10 Amendment or Modification. This Agreement may be amended, restated or modified from time to time only by the written agreement of both of the Parties; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

9.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if both of the signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

9.13 Withholding or Granting of Consent. Except as expressly provided to the contrary in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

9.14 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

9.15 Negation of Rights of Members, Assignees and Third Parties. The provisions of this Agreement are enforceable solely by the Parties, and no member or assignee of the Company, or other Person shall have the right, separate and apart from the Company, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

9.16 No Recourse Against Officers, Directors, Managers or Employees. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of CEPM, the Company or any of their respective Affiliates.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and to be effective as of, the Closing Date.

“CEPM”

CONSTELLATION ENERGY PARTNERS MANAGEMENT, LLC

By:	/s/ Felix J. Dawson
Name:	Felix J. Dawson
Title:	Co-President and Co-Chief Executive Officer
Date:	November 20, 2006

“COMPANY”

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Angela A. Minas
Name:	Angela A. Minas
Title:	Chief Financial Officer
Date:	November 20, 2006

EXHIBIT A

Description of Services

EXCLUSIVE SERVICES

(a)	Accounting;
(b)	Audit;
(c)	Legal;
(d)	Risk Management; and
(e)	Tax.

REQUESTED SERVICES

(a)	Benefits, Compensation and Human Resources Administration;
(b)	Bonds (performance, appeal, environmental and surety);
(c)	Cash Management;
(d)	Consulting;
(e)	Corporate Finance;
(f)	Credit and Debt Administration;
(g)	Employee Health and Safety;
(h)	Engineering;
(i)	Environmental;
(j)	Financial, Planning and Analysis;
(k)	Geological and Geophysical;
(l)	Government and Public Relations;
(m)	Hedging and Derivatives;
(n)	Information Technology;
(o)	Insurance;
(p)	Investor Relations;
(q)	Land Administration;
(r)	Payroll;
(s)	Property Management;
(t)	Purchasing and Materials Management;
(u)	Reservoir Engineering;
(v)	Security;
(w)	Technical;
(x)	Travel;
(y)	Treasury; and
(z)	from and after the termination of the Applicable Time, the Exclusive Services.

OPTIONAL SERVICES

Any other services agreed by the Parties to be provided by CEPM or its designee, including Acquisition Services.

EXH-A-1